EXHIBIT 10.1

                               PURCHASE CONTRACT

        THIS AGREEMENT made and entered into this 12th day of December 1996 (the Effective Date"), between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called "Purchaser") and MILL CROSSING GREENERY LLP, a Texas
Limited Liability Partnership, (hereinafter called "Seller").

                                   ARTICLE I
                                  THE PROPERTY

        1.1 Sale of Property. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as MILLCROSS APARTMENTS located in ARLINGTON, TX, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A including, but not limited to 184 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE III
                           PAYMENT OF PURCHASE PRICE

        2.1 Purchase Price. The total purchase price shall be FOUR MILLION FOUR HUNDRED FIFTY THOUSAND ($4,450,000) DOLLARS as evidenced by cash or cash equivalent at closing.

        2.2 Deposit. TWENTY FIVE THOUSAND ($25,000) DOLLARS to be placed in escrow upon full execution of this contract. Said deposit shall be placed in escrow with Commonwealth Land Title Insurance Corporation or its authorized agent (the "Title Company") as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below.

        2.3 Independent Contract Consideration. Purchaser shall, concurrently with its execution hereof, deliver to Seller a check in the amount of FIFTY ($50) DOLLARS (the "Independent Contract Consideration"), which amount Seller and Purchaser agree has been bargained for as consideration for Seller's execution and delivery of this Contract and Purchaser's right to inspect the Property. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for

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in this Contract and is non-refundable in all events.

                                  ARTICLE III
                                 TITLE MATTERS

        3.1 Title. Seller, shall convey good and indefeasible title by Special Warranty Deed, subject only to general taxes for the current year not yet due and payable and utility easements which do not interfere with the present use of the Property, and the "Permitted Exceptions". "Permitted Exceptions" are those title exceptions listed in the title commitment, which are not objected to pursuant to section 3.2 below.

                (A) Title shall be free from any and all liens or mortgages and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

        3.2 Title Defects; Election to Cure. Seller shall furnish to Purchaser at Seller's expense a commitment for Title Insurance from the Title Company, (the "Commitment or the "Title Report") within ten (10) days after the Effective Date, covering the Property binding the Title Company to issue a Texas Owner Policy of Title Insurance (the "Title Policy") on the standard form prescribed by the Texas State Board of Insurance at the Closing, in the full amount of the Purchase Price, insuring Purchaser's fee simple title to the Property to be good and indefeasible, together with true and correct copies of all instruments listed on Schedule B to the Commitment (as well as any other documents or instruments listed therein which will not be released at closing). If the title commitment shows such exceptions, which are not acceptable to Purchaser in Purchaser's sole discretion, Purchaser shall give written notice of such defects in title to Seller's counsel during the Inspection Period. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure.

        3.3 Election Not to Cure Defects. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option (exercised within (5) days of the notice by Seller that it will not cure the objections), shall be void; each party shall thereupon be released from all obligations hereunder; and all deposits shall be immediately returned to Purchaser.

        3.4 Survey. As soon as reasonably possible, and in any event within ten (10) days after the Effective Date, Seller shall, at Seller's expense, deliver or cause to be delivered to the Seller, the Title Company, and to Purchaser a current or updated on-the-ground perimeter survey (the "Survey") of the Property prepared by a Registered Professional Land Surveyor reasonably acceptable to the Purchaser. The Survey shall show the location and size of all of the following on or on adjacent to the Property, if

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any:

                buildings, buildings lines, improvements, streets, pavements, easements, rights-of-way, protrusions, encroachments, fences, 100-year flood plain, apparent public utilities, and recording information of easements.

        The Survey shall show the gross land area and the Net Land Area. The Survey shall be in a form and of a date acceptable to Purchaser and to the Title Company, and in acceptable form in order to allow the Title Company to delete the survey exception from the Title Policy. The term "Net Land Area" means the gross land area of the Property less the land area included in utility easements, drainage easements, ingress/egress easements, rights-of-way, 100-year flood plain and encroachments on or across the Property. The area within the 100-year flood plain shall be as defined by the Federal Emergency Management Agency or other applicable governmental authority.

        3.5 The Survey shall show no encroachments onto the Land from any adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property. If the Survey discloses any such encroachment or violation, Seller shall have thirty (30) days from the date of delivery of the Survey (with a commensurate extension of the closing date) to have the Title Insurer issue its endorsement insuring against damage caused by such encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such thirty (30) day period, Purchaser may elect, or on before the expiration of the Inspection Period, to (i) terminate this Agreement (in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder, or (ii) accept the property subject to any such encroachment or violation, as "Permitted Exceptions".

        3.6 Purchaser agrees to deliver to Seller, within the Inspection Period, notice as to which items on the title report or the Survey are objectionable.

                                   ARTICLE IV
                                   PRORATIONS

        4.1 Income and Expense Allocations. The following shall be prorated, on a calendar-month basis, to the 1st day of the month of the closing: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume); and general and real property 3

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taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

        4.2 Closing Costs. Purchaser and Seller shall pay their customary share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Seller agrees to pay cost of title insurance. Seller shall pay any prepayment penalty charged by the holders of any existing notes.

        4.3 Allocation of Rents. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

        4.4 Prior Lease Concessions. Seller shall pay to Purchaser, in a lump sum at closing, all future monetary concessions which Seller has given to tenants under leases existing at the time of closing.

                                   ARTICLE V
                           POSSESSION OF THE PROPERTY

        5.1 Possession. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.

                                   ARTICLE VI
                        CONDITIONS PRECEDENT TO CLOSING

        6.1 Conditions Precedent. Purchaser's obligation to purchase shall be subject and contingent upon the satisfaction of the following conditions precedent:

                (A) Receipt by Purchaser of an engineering report of building and site conditions, satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property. Purchaser shall have fifteen (15) days in which to review the reports set forth herein and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived.

                (B) The receipt by Purchaser of Seller documents described in 7.2 below.

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                (C)  On the condition that Sellers representations and
        warranties described in Article VIII below remain true and correct.

                (D) On the condition that there have been no material or adverse changes to the property or leases.

                (E) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

                (F) Purchaser determining during the Inspection Period that all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of closing will be installed to the property line, are and at the time of closing will be connected pursuant to valid permits, and are and at the time of closing will be adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property by the tenants thereof and their licensees and invitees.

        6.2 Inspection. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below.

        6.2.1 Preparation for Inspection. At the execution of this Agreement, Seller shall deliver to Purchaser copies of the following: The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all contract, mortgages, and other documents creating liens of security interest on the Property, or any part thereof and all promissory notes secured thereby; all insurance policies applicable to the property to include loss runs for the last five (5) years; Plans and Specifications for the Property, service contracts, Certificates of Occupancy, to the extent reasonably available; a copy of title policy (together with true and correct copies of the instruments listed thereon which evidence exceptions to title, except those which will be released at and as a condition of



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closing) and most recent survey for the Property.  A copy of any environmental or engineering reports on the property. All these items shall be certified by Seller to be accurate and complete to the best of its knowledge and belief.

        6.2.2 Inspection of Books and Records; Access. Purchaser, its employees, agents and contractors shall have thirty (30) days (the "Inspection Period"), to enter upon the Property (subject to the rights of the tenants) during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pools, appliances, and structural elements of the buildings. Upon the conclusion of the Inspection Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated prior to the end of the Inspection Period and subject to the other provisions and conditions contained herein, including but not limited to the condition imposed by Paragraph 6.1(A) above. The Inspection Period shall be extended by one (1) day for each day beyond ten (10) days from the Effective Date delivery of the Survey and title commitment are delayed.

        6.2.3 Right of Termination During Inspection Period. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data available. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and not party hereto shall have any further liability to any other party hereto, and all deposits shall be returned to Purchaser.

        6.2.4 "Rent Ready". During the Inspection Period, both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All vacant apartment units, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems.

        6.2.5 Condition of Personal Property at Closing. All personal property included in the sale and all mechanical, electrical heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to

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conserve the property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit.

                                  ARTICLE VII
                                    CLOSING

        7.1 Closing. Closing will be held on or about seven (7) days after the completion of the Inspection Period, at such place and at such time as the parties may agree.

        7.2 Seller's Deliveries. At closing, Seller shall execute and deliver to Purchaser the General Warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following in a form reasonably acceptable to Purchaser:

                (A) A Bill of Sale, with special warranty of title transferring the personal property (as shown in Schedule B) to Purchaser free of all liens, charges and encumbrances.

                (B) The Title Policy issued by the underwriter for the Title Company pursuant to the Title Commitment, subject only to the Permitted Exceptions, in the full amount of the Purchase Price, dated as of the date of Closing.

                (C) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property not for more than one
        (1) year.

                (D) All security and cleaning deposits made by such tenants. Seller will give the tenants the required notice of such transfer in compliance with the laws of TEXAS.

                (E) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

                (F) A rent roll certified by Seller to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

                (G) An affidavit of Seller that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims other than in the course of business, tax liens, or pending bankruptcies involving Seller.

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                (H)  Seller shall provide, a certificate from a licensed
        extermination contractor, who is regularly engaged in the business of pest control, that all buildings are free from any termite or other wood-boring insect infestation. Said certificate shall be dated within 90 days of closing, bearing the Contractor's name, contractors license number, the signature of the party authorized to sign for the Contractors and the date of the inspection. Should damage exist, Seller may, but shall not be obligated to proceed to have any corrective work completed prior to closing. If Seller does not make the repairs prior to closing, Purchaser, at its option, may either proceed to settlement and have such sums required for repairs deducted from Seller's proceeds, or may in its sole discretion terminate this Agreement. Seller shall promptly return Purchaser's deposit upon such termination.

                (I) Assignments of all Seller's interest in the following: (a) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

                (J) Assignments without recourse of all warranties and guarantees to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

                (K) Consent of the Seller's authorized officer to the sale of the Property and any other approvals required under Seller's articles, by-laws or other organizational documents, which may affect Seller's ability to convey marketable title.

                (L) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing.

                (M) Satisfactory evidence of the power and authority of Seller to enter into and consummate this agreement, including but not limited to:

                        (i) An opinion of Seller's counsel, in a form reasonably satisfactory to Purchaser, stating that:

                        (a) The individual(s) executing the deed and related documents are duly authorized to do all such acts as are necessary to consummate this sale, without further consent of any other party.

                        (b) That the partner or officer can bind the Partnership or Corporation.

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                (N)  Affidavit that Seller has received no notice of the
        presence of asbestos and/or any other hazardous material at the Property.

                (O) Seller shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

                (P) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser.

                (Q) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

                (R) A representation letter as normally required by auditors for a public company in the form attached hereto as EXHIBIT C. This clause shall survive closing for one year.

                (S) Closing Memorandum and Indemnification Agreement in the form attached hereto as EXHIBIT D.

        7.3 Purchaser's Deliveries. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

                (A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV.

(B) Execute and deliver an assumption of obligations under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

(C)  Deliver to the Seller a resolution of the Purchaser that:

(i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

(ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

        8.1  Representations of the Parties.  Seller warrants

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(which warranties shall not survive settlement unless designated to the contrary) that as of the date hereof and as of closing hereof:

                (A) That Seller, is the owner in fee simple of the Property and has the power to convey same.

                (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in an existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

                (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.

                (D) Seller has not actual knowledge and has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for one year following closing.

                (E) Seller has no actual knowledge of any patent or latent defect in the Property or any part thereof. This warranty shall survive for one year following closing.

                (F) Seller has no actual knowledge of any existing or threatened litigation which relates to or which would affect the Property. This warranty shall survive for one year following closing.

                (G) The Property abuts on and has direct vehicular access to a public road.

                (H) All building and other improvements at the Property are located entirely within the boundary lines of the Property.

                (I) Seller has no actual knowledge that any part of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This warranty shall survive for one year following closing.

                (J) That to the best knowledge of the Seller, the drainage within the project is satisfactory and complies in all

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        respects with all government regulation. This warranty shall survive for one year following closing.

                (K) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1954, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

                (L) That to the best of Seller's knowledge, the Property was never utilized as a disposal site for hazardous waste products and will furnish to Purchaser an affidavit confirming same.

                (M) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

        8.2 Continuation of Representations, Warranties and Covenants to the Date of Closing. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties.

        8.3  Breach of Representations, Warranties and Covenants.
Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of the date of closing.

                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

        9.1 Property Damage. If, prior to closing, any part of the Property is damaged by fire or other casualty, Seller shall repair such damage before the date provided herein for closing. If such damage cannot be repaired by such time, this Agreement may be canceled at the option of the Purchaser. In the event of cancellation as aforesaid, this Agreement shall become null and

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void and the parties shall be released and all payments made shall be returned.
Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds and any deductible arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

        9.2 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property (any part of the building or more than 5% of the parking area), Purchaser may elect to either (a) terminate this Agreement, in which event the Deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) to waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at closing, if such payment has been received or Seller shall assign to Purchaser the rights to such payments.

9.3 Risk of Loss. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                   ARTICLE X
                              BROKER'S COMMISSION

        10.1 Commission. Seller agrees to pay a brokerage fee, if any, pursuant to a separate agreement. Said brokerage fee shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.

                                   ARTICLE XI
                                    DEFAULT

        11.1 Default Defined. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event or default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

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        11.2  Seller's Default.  Upon Seller's default, the Purchaser, at it's election, may either (1) require specific performance of Seller, or pursue its other remedies at law or equity, (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option (1) noted above, to include reasonable attorney fees.

        11.3 Purchaser's Default. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

        12.1 Entire Agreement. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

        12.2 Assignment. Purchaser may assign this Agreement without the consent of Seller.

        12.3 Severability. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

        12.4 Binding Effect. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

        12.5 Controlling Law. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

        12.6 Counterparts. To facilitate execution, this Agreement maybe executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract.

        12.7 Incorporation by Reference. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

        12.8 Headings. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

        12.9 Construction of Contract. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

                                  ARTICLE XIII
                                     NOTICE

        13.1 Notice. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

        To Seller:      Mill Crossing Greenway LLP




        With a copy to
        Seller's Attorneys:




        To Purchaser:   Mr. Gus Remppies
                        Cornerstone Realty Group, Inc.
                        306 E. Main Street
                        Richmond, VA  23219
                        Fax:  (804)  782-9302

        With a copy to
        Purchaser's Attorneys:  Harry S. Taubenfield, Esq.
                                Zuckerbrod & Taubenfeld
                                575 Chestnut St., P.O. Box 488
                                Cedarhurst, NY  11516
                                Fax:  (516) 374-3490

                                        -and

                                Robert E. Morrison, Esq.
                                Brown McCarroll & Oaks Hartline
                                300 Crescent Court, Suite 1400
                                Dallas, TX  75201
                                Fax:  (214) 999-6170

        13.2 Delivery of Notice. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, or delivered to a reliable overnight courier or by fax. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

        IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

MILL CROSSING GREENWAY LLP
By:  TEXAS GREENWAY INC.
        General Partner

By:     /s/ Robert S. Green
       --------------------------
        Robert S. Green

Its:    President


PURCHASER:

CORNERSTONE REALTY GROUP, INC.

By:     /s/ S.J. Olander
     ----------------------------

Its:    SENIOR VICE PRESIDENT
     ----------------------------

                                   EXHIBIT "A"
                               LEGAL DESCRIPTION
                                 MILL CROSSING

                             FIELD NOTE DESCRIPTION

BEING 7.93 acres of land located in the L. W. Holt Survey, Abstract No. 811, and the John Langley Survey, Abstract No. 978, Tarrant County, Texas and being a portion of the 286.32 acre tract of land conveyed to Henry S. Miller Company, Trustee, by deed recorded in Volume 5499, Page 360 of the Deed Records of Tarrant County, Texas, and is now known as Lot 2, Block A, River Bend, an addition to the City of Arlington, Tarrant County, Texas, according to the plat recorded in Volume 388-121, Page 69, Plat Records, Tarrant County, Texas, said
7.93 acres of land being more particularly described as follows:

BEGINNING at an iron rod found at the Northwest corner of said Lot 2, Block A, said iron rod also being on the East line of a 10 foot right-of-way dedication (F.M. Highway 157) as per plat thereof;

THENCE, South 77 degrees 30 minutes East along the platted Northerly line of said Lot 2, 305.0 feet to a cut cross found at an angle point;

THENCE, North 32 degrees 45 minutes East along a Northwesterly line of said Lot 2, 320.0 feet to an iron rod found for a corner;

THENCE, North 88 degrees 56 minutes 27 seconds East, along the Northerly line of said Lot 2 448.0 feet an iron rod found on the platted west right-of-way of Furrs Street (60' width);

THENCE, along the platted west right-of-way of said Furrs Street the following three calls:

1. South 32 degrees 45 minutes West, 346.11 feet to an iron rod found at the point of curvature of a curve to the left, having a central angle of 20 degrees 15 minutes, a radius of 1030.0 feet and being subtended by chord bearing South 22 degrees 37 minutes 30 seconds West, 362.14 feet;

2. THENCE, along said curve to the left an arc distance of 364.03 feet to a cut cross found at the point of tangency of said curve;

3. South 12 degrees 30 minutes West, 23.80 feet to an iron rod set for a corner;

THENCE, North 77 degrees 30 minutes West, along the South line of said Lot 2,
680.0 feet, to an iron rod found on the East line of said 10 foot wide right-of-way dedication (F.M. Highway 157);

THENCE, North 14 degrees 49 minutes 40 seconds East, along said east line of said 10 foot wide right-of-way dedication (F.M. Highway No. 157) 300.0 feet to the POINT OF BEGINNING, CONTAINING 7.93 Acres of Land, more or less.

Updated November 26, 1991.

                                  EXHIBIT "C"

L.P. Martin & Company, P.C.
4132 Innslake Drive
Glen Allen, VA  23060

In connection with our audit of the statement of income and direct operating
expenses of                      Apartments for the twelve month period ended
for the purpose of expressing an opinion as to whether the financial statement presents fairly, in all material respects, the results of operations of Apartments, in conformity with generally accepted accounting principles, we confirm, to the best of our knowledge and belief, the following representations made to your during your audit.

        1. We are responsible for the fair presentation of the statement of operations in conformity with generally accepted accounting principles.

        2. We have made available to you all financial records and related data and to our knowledge these records are the only accounting records in existence for the above noted apartments.

        3.  There have been no:

                a. Irregularities involving management or employees who have significant roles in the internal control structure.

                b. Irregularities involving other employees that could have a material effect on the financial statements.

                c. Communications from regulatory agencies concerning noncompliance with, or deficiencies in financial reporting practices that could have a material effect on the financial statements.

        4. The following, if applicable, have been properly recorded in the accounting records and/or disclosed to you.

                a. Related party transactions and related accounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees.

                b. Arrangements with financial institutions involving compensating balances or other arrangements

L.P. Martin & Company, P.C.
Page 2

        involving restrictions on cash balances and line-of-credit or similar arrangements.

        5.  There are no:

                a. Violations or potential violations of laws or regulations whose effect should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

                b. Other material liabilities or gain or loss contingencies that are required to be accrued or disclosed by Statement of Financial Accounting Standards No. 5.

        6. We are not aware of any pending or threatened litigation, claims, or assessments or unasserted claims or assessments that are required to be accrued or disclosed in the financial statements in accordance with Statement of Financial Accounting Standards No. 5, and we have not consulted a lawyer concerning litigation, claims or assessments.

        7. There are no material transactions that have not been properly recorded in accounting records underlying the financial statements.

        8. We have compiled with all aspects of contractual agreements that would have a material effect on the financial statements in the event of noncompliance.

        9. We have identified all accounting estimates that could be material to the financial statements, including the key factors and significant assumptions underlying those estimates, and we believe the estimates are reasonable in the circumstances.

        10.  No events have occurred subsequent to               that would
             require adjustment to, or disclosure in, the financial statements.





__________________________________      __________________________________
Signature                               Signature


__________________________________      __________________________________
Title                                   Title

__________________________________      __________________________________

                                   EXHIBIT D

                CLOSING MEMORANDUM AND INDEMNIFICATION AGREEMENT

THE STATE OF TEXAS                   ss
                                     ss     KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS                     ss

        THIS CLOSING MEMORANDUM AND INDEMNIFICATION AGREEMENT (the "Agreement") is entered into effective as of ____________________, 1996 (the "Closing
Date") by and between                      , a ("Seller") and____________
____________________, a __________________________("Purchaser").

        In connection with and in consideration of the closing ("Closing") of the trans- action contemplated under that certain Earnest Money Contract (the "Contract") dated _________________ ___, 1996, by and between Seller and Purchaser, covering that certain property more particularly described in the Contract (the "Property"), Seller and Purchaser hereby agree as follows:

        1.  Proration Date.  All prorations have been made as of the Closing
Date.

        2. Operating Expenses. Except as otherwise provided in the Contract or herein, any and all costs and expenses relating to the operation, management, leasing or ownership of the Property for the period prior to the Closing Date, including but not limited to, accounts and payments under service contracts, utility charges and other costs required to be paid by the landlord under, and/or with respect to, any leases for all or any portion of the Property and commission agreements relating thereto are the responsibility of Seller and will be paid by Seller promptly upon receipt of billing therefor, and Seller hereby agrees to reimburse Purchaser for any loss, cost or expense relating to same. Any and all costs and expenses relating to the operation, management, leasing or ownership of the Property for the period from and after the Closing Date, including, but not limited to, accounts and payments under service contracts, utility charges and other costs required to be paid by the landlord under, and/or with respect to, any leases for all or any portion of the Property are the responsibility of Purchaser and will be paid by Purchaser promptly upon receipt of billing therefor, and Purchaser agrees to reimburse Seller for, any loss, cost or expense relating to same. To the extent not reflected in the closing statements (the "Closing Statements") evidencing the transaction contemplated under the Contract, Purchaser and Seller agree to adjust between themselves outside of Closing any amounts which are the responsibility of the other pursuant to this paragraph.

                            EXHIBIT D - Page 1 of 3

        3. Earnest Money. Seller and Purchaser acknowledge the application of the Earnest Money Deposit (as defined in the Contract) previously deposited with the Title Company (as defined in the Contract) against the purchase price of the Property as reflected in the Closing Statements.

        4. Real Estate Taxes. All ad valorem and similar taxes and assessments (the "taxes") relating to the Property for the current year were prorated between Seller and Purchaser as reflected in the Closing Statements based upon the best available estimates of the amount of taxes that will be due and payable on the Property during the current year. At such time as the actual amount of taxes against the Property for the current year is known, Seller and Purchaser shall, if required, readjust the amount of taxes to be paid by each party pursuant to this paragraph so that Seller shall pay for those taxes attributable to the period of time occurring from and after the Closing Date.

        5. Rents. All rents have been prorated as of the Closing Date to the extent same have actually been collected by Seller. Seller shall pay to Purchaser, Purchaser's pro rata share of any delinquent or unpaid rents attributable to the Property which are paid to Seller after Closing and which relate to the period after the Closing Date, and Purchaser shall pay to Seller, Seller's pro rata share of said delinquent or unpaid rents attributable to the Property relating to the period up to the Closing Date, which are paid by tenants after Closing when received by Purchaser, once Purchaser has received and been credited with all rents owed or owing to Purchaser. Seller and Purchaser agree that all rent attributable to the Property received after Closing shall be applied first to current rentals and then to delinquent rentals (in inverse order of maturity).

        6.  Brokerage Commissions. Except as set forth in Section     of the
Contract, Seller and Purchaser each hereby agree to reimburse the other for any and all loss, cost or expense (including, without limitation, reasonable attorneys' fees and costs) resulting from any claim for any fee, commission or similar payment by any broker, agent, finder or realtor as a result of any action of Seller or Purchaser, respec- tively, related to the origination, negotiation, or consummation of the transactions contemplated by the Contract.

        7. Errors or Omissions. Seller and Purchaser agree to adjust between themselves after Closing any errors or omissions in the prorations or adjustments set forth in the Closing Statements.

                            EXHIBIT D - Page 2 or 3

        8. Survival. This Agreement and the agreements and the provisions contained herein shall survive Closing and the execution and delivery of any documents in connection therewith subject, however, to the limitations set forth in Article VII of the Contract, all of which are hereby incorporated into this Agreement by this reference as if restated in their entirety. This instrument may be executed in multiple counterparts, each of which shall be deemed an original but together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this Agreement has been executed by Seller and Purchaser as of (but not necessarily on) the day and year first above written.

                                SELLER:



                                By:



                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________


                                PURCHASER:

                                _______________________________________________


                                        By:____________________________________
                                        Name:
                                        Title:

                            EXHIBIT D - Page 3 of 3